MINERAL CLAIM PURCHASE AGREEMENT

THIS AGREEMENT is dated for reference December 2, 2024.

BETWEEN:

Chrono Exploration Inc., a corporation incorporated under the laws of Ontario

(the “Vendor”)

AND:

Red Metal Resources Ltd. a corporation incorporated under the laws of British Columbia

(the “Purchaser”)

Purchaser and Vendor are collectively the “Parties”, and each a “Party”

WHEREAS the Vendor is the beneficial and registered owner of 149 mining claims in three separate blocks totaling 3,246 hectares, located in the Larder Lake Mining Division, Ontario as more particularly described in Schedule “A” attached hereto (collectively, the “Claims”);

AND WHEREAS the Vendor has agreed to sell, transfer and assign, and the Purchaser has agreed to purchase and accept transfer of, all of the Vendor’s right, title, interest in the Claims all upon the terms and conditions set forth in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and provisions herein contained, the Parties agree as follows;

1.TRANSFER OF CLAIMS;

1.1In consideration of the Purchaser paying CA$8,000 and issuing 2,250,000 common shares in the capital of the Purchaser (the “Shares”) to the Vendor, the Vendor hereby agrees to sell, assign and transfer absolutely, on the Closing Date (as hereinafter defined), unto the Purchaser, all of its right, title and interest in and to the Claims, to have and to hold unto the Purchaser for its sole and exclusive ownership and use, subject to the terms of the Claims and applicable laws.

1.2Notwithstanding any other provision of this Agreement, the transactions contemplated hereby are contingent upon, and subject to, the receipt of the approval of the Canadian Stock Exchange.

1.3The Vendor acknowledges that the Shares will be issued to the Vendor on a prospectus exempt basis and shall be subject to a statutory resale restricted period of four months and one day from the date of issuance.

2.VENDOR’S REPRESENTATIONS AND WARRANTIES

2.1The Vendor represents and warrants to the Purchaser that:

(a)the Vendor is a corporation incorporated, existing and in good standing under the laws of Ontario;

(b)the Vendor has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, including, without limitation, to assign its right, title and interest in the Claims, to the knowledge of the Vendor, no steps or proceedings have been taken by any person, voluntary or otherwise, requiring or authorizing its dissolution or winding-up;

(c)this Agreement has been duly authorized and approved by all necessary corporate action including by the Board of Directors of the Vendor and is a valid and legally binding obligation of the Vendor in accordance with its terms;

(d)the Vendor is the registered and beneficial owner of a 100% interest in and to the Claims, with good and marketable title thereto,

(e)the Claims have been properly recorded in accordance with the laws of the province of Ontario;

(f)all assessment work in respect of the Claims has been performed, filed and recorded and the Claims are currently in good standing and conditions on and relating to the Claims respecting all past and current operations thereon carried on by or on behalf of the Vendor are in compliance with all applicable federal, provincial and municipal laws including all laws, orders, rules and regulations of whatever authority, as they may apply to and affect environmental matters, waste disposal and storage, and pollution control standards;

(g)the Claims are free and clear of any and all liens, charges, claims, encumbrances, mortgages, hypothecs, agreements, adverse claims (including, without limitation, any order or judgment or any legal proceedings in process, pending or threatened which might result in any such order or judgment), royalties or other payments in the nature of a rent or royalty, or other interests of whatsoever nature or kind, recorded or unrecorded.

(h)the Vendor has not received from any governmental instrumentality any notice of, or communication relating to, any actual or alleged breach of any environmental laws, regulations, policies or requirements, and there are no outstanding work orders or actions required to be taken relating to environmental matters respecting the Claims or any operations carried out thereon;

(i)to the best of Vendor's knowledge, the Claims are free and clear of all unprotected open mine shafts, mine openings or workings, open pits, rock stockpiles, mine tailings, or waste materials;

(j)there have been no material spills, discharges, leaks, emissions, ejections, escapes, dumpings or other releases of any kind of any toxic or hazardous substances in, on or under the Claims or the environment surrounding them;

(k)the Vendor has not granted any person or corporation, other than the Purchaser or any contractor or agent of the Vendor or the Purchaser, access to or the right to enter upon and explore or investigate the mineral potential of the Claims nor is it aware of any such exploration or investigation having been conducted thereon;

(l)the Claims are not subject to any outstanding obligations or liabilities whatsoever or any agreement with any third party;

(m)it has not received notice, and is not aware, of any adverse claims against or challenges to the ownership of or title to any part of the Claims;

(n)there are no outstanding or pending actions, suits or claims affecting all or any part of the Claims;

(o)the Vendor has made or will make available to the Purchaser all information in its possession or control relating to work done on or with respect to the Claims which could possibly be considered to be materially significant in indicating whether the Claims might or might not have the potential for economic mineralization;

(p)the surface rights of the Claims have not been dealt with or encumbered in any fashion by it and it has the right and has unimpeded access to the surface area of the Claims;

(q)the Vendor is not aware of any restriction on the zoning of the Claims or any proposed change to such zoning which would hinder or prohibit the intended use by the Purchaser of the Claims for exploration and mining activity; and

(r)there is no contract, option or any other right of another binding upon or which at any time in the future may become binding upon the Vendor to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber the Claims other than pursuant to the provisions of this Agreement;

(s)it has the full right, authority and capacity to enter into this Agreement without first obtaining the consent of any other person or body corporate and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of any indenture, agreement or other instrument whatsoever to which the Vendor is a party or by which it is bound or to which it is subject; and

2.2The Vendor acknowledges that the Purchaser has relied on the representations and warranties of the Vendor set out in Section 2.1 above in entering into this Agreement and shall survive the acquisition of any interest in the Claims by the Purchaser for a period of three years from the Closing Date.

3.PURCHASER’S REPRESENTATIONS AND WARRANTIES

3.1The Purchaser represents and warrants to the Vendor that:

(a)the Purchaser is a corporation incorporated, existing and in good standing under the laws of British Columbia;

(b)the Purchaser has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, including, without limitation, to issue the Shares, and to own, lease and operate its properties and assets and, to the knowledge of the Purchaser, no steps or proceedings have been taken by any person, voluntary or otherwise, requiring or authorizing its dissolution or winding-up;

(c)this Agreement has been duly authorized and approved by all necessary corporate action including by the Board of Directors of the Purchaser and is a valid and legally binding obligation of the Purchaser in accordance with its terms;

(d)upon issuance, the Shares will be validly issued as fully paid and non-assessable shares in the capital of the Purchaser;

(e)the Purchaser is a reporting issuer under the securities laws of British Columbia, Alberta and Ontario and is not in default of any requirement of such securities laws and the Purchaser is not included on the list of defaulting reporting issuers maintained by the securities regulatory authorities of such provinces;

3.2The Purchaser acknowledges that the Vendor has relied on the representations and warranties of the Purchaser set out in Section 3.1 above in entering into this Agreement and shall survive the acquisition of any interest in the Claims by the Purchaser for a period of three years from the Closing Date.

CLOSING AND TRANSFER OF CLAIMS

4.1The closing of the transactions contemplated by this Agreement shall on a date to be determined by the Parties and within five business days of the satisfaction or waiver of the conditions to closing set out in Sections 4.3 and 4.4 of this Agreement (the “Closing Date”).

4.2On the Closing Date, upon satisfaction or waiver of all the conditions to closing set out in Sections

4.3 and 4.4 of this Agreement: (i) the Purchaser shall deliver to the Vendor certificates representing the Shares; and (ii) the Vendor shall deliver to the Purchaser all such recordable documents as the Purchaser and its counsel shall require to irrevocably transfer and record the transfer of the Vendor’s right, title and interest in, to and under the Claims to the Purchaser in the Ontario mining registry.

4.3The obligation of the Purchaser to complete the transactions contemplated under this Agreement is subject to the following conditions being met at or prior to the Closing Date:

(a)Third Party Approvals and Consents. The receipt of approval of the Canadian Securities Exchange (the “CSE”) with respect to the transactions contemplated by this Agreement.

(b)Encumbrances. On the Closing Date, the Purchaser will own the Claims free and clear of all encumbrances;

(c)Material Adverse Effect. No change that would have a material adverse effect on the Claims shall have occurred; and

(d)Representations, Warranties and Covenants. As at the Closing Date, the representations and warranties of the Vendor shall be true and correct and the Vendor shall have complied with its covenants hereunder and shall have provided a certificate to the Purchaser to such effect.

The foregoing conditions shall be for the exclusive benefit of the Purchaser and may, without prejudice to any of the rights of the Purchaser hereunder, be waived by it in writing, in whole or in part, at any time.

4.4The obligation of the Vendor to complete the purchase and sale of the Property is subject to the following conditions being met at or prior to the Effective Date:

(a)Representations, Warranties and Covenants. As at the Closing Date, the representations and warranties of the Purchaser shall be true and correct and the Purchaser shall have complied with its covenants hereunder and shall have provided a certificate to the Vendor to such effect.

The foregoing conditions shall be for the exclusive benefit of the Vendor and may, without prejudice to any of the rights of the Vendor hereunder, be waived by it in writing, in whole or in part, at any time.

4.5This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to closing:

(a)by mutual consent of the Parties;

(b)by either the Vendor, on the one hand, or the Purchaser, on the other hand, if there has been a material breach of any covenant or a breach of any representation or warranty of the Purchaser or the Vendor, respectively (the “Defaulting Party”), which breach would cause the failure of any condition precedent set forth in Sections 4.3 or 4.4, as the case may be, and which is uncurable or has not been cured by the Defaulting Party within five (5) business days of notice to the Defaulting Party of the breach; or

(c)by the Vendor or the Purchaser, if there shall be any law of any regulatory authority that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if any order of any governmental authority prohibiting such transactions is entered.

5.NO PRODUCTION OBLIGATION

5.1For greater certainty, the Purchaser shall be under no obligation whatsoever to place the Claims into commercial production and in the event they are placed into commercial production, the Purchaser shall have the right, at any time, to curtail or suspend such production as it, in its absolute discretion, may determine.

6.ENTIRE AGREEMENT

6.1This Agreement constitutes the entire agreement to date between the Parties and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement.

7.NOTICE

7.1Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered, in the case of the Vendor or Purchaser, as follows:

Chrono Exploration Inc. 301-278 Bay St.

Thunder Bay, ON, P7B 1R8 Attn: Jordan Quinn

Email: chronojordan@gmail.com

Red Metal Resources Ltd. 102-278 Bay St.

Thunder Bay, ON, P7B 1R8

Email: Caitlin.jeffs@redmetalresources.com

and any notice given as aforesaid shall be deemed to have been given, if delivered, when delivered, if sent by facsimile or e-mail, on the day of transmission, or if mailed, on the third business day after the date of mailing thereof.

7.2Either Party may from time to time by notice in writing change its address for the purpose of this paragraph.

8.RELATIONSHIP OF PARTIES

8.1Nothing contained in the Agreement shall be construed as creating a partnership or imposing any fiduciary duty on any Party.

9.FURTHER ASSURANCES

9.1The Parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

10.APPLICABLE LAW

10.1This Agreement shall be governed by the laws of the Province of British Columbia.

11.ENUREMENT

11.1This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

Chrono Exploration Inc.

Per: /s/ Jordan Quinn  Jordan Quinn

President

Red Metal Resources Ltd.

Per: /s/ Caitlin Jeffs

Caitlin Jeffs

President and Chief Executive Officer

Schedule A

590000
600000
610000
5270000
5260000
5250000
Legend
Provincial Border
RMES Claims
Newly Acquired RMES Claims
Pending RMES Claims
55°
50°
45°
-95°
-90°
-85°
-80°
-75°
0
1,000
km
Lake Superior
Ottawa
Toronto
Detroit
Chicago
N
ON
QC
Timiskaming
Casey
Maybrook
Notre-Dame-du-Nord
Sutton Bay
101
65
11
11B
Lac Temiscamingue
Guigues
Rte 101
Rte 101 S
Highway 11B
NAD 83 UTM 17T
0
10
Kilometers

From west to east;

Block A 39 claims - 851 Ha Block B 39 claims - 851 Ha Block C 71 claims - 1544 Ha

Tenure ID	Anniversary Date	Cells	Work Required	Registered Holder	Tenure Percentage	Mining Division
909560	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909563	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909575	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909585	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake

Tenure ID	Anniversary Date	Cells	Work Required	Registered Holder	Tenure Percentage	Mining Division
909591	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909605	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909611	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909629	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909634	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909635	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
908129	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
908131	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
908138	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
908156	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
908157	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909662	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909571	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909577	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909590	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909608	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909632	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909633	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909646	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
908132	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake

Tenure ID	Anniversary Date	Cells	Work Required	Registered Holder	Tenure Percentage	Mining Division
908144	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
908146	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
908149	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
908161	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909652	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909657	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909658	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909664	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909656	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909561	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909565	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909566	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909574	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909582	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909584	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909598	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909604	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909612	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909614	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909616	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake

Tenure ID	Anniversary Date	Cells	Work Required	Registered Holder	Tenure Percentage	Mining Division
909630	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909637	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
908130	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
908140	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
908141	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
908142	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
908143	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
908155	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909569	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909592	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909595	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909599	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909601	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909606	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909615	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909618	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909619	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909621	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909636	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909639	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake

Tenure ID	Anniversary Date	Cells	Work Required	Registered Holder	Tenure Percentage	Mining Division
909647	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
908135	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
908139	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
908160	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
908164	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909653	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909665	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909570	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909572	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909576	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909583	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909593	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909597	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909600	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909602	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909609	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909622	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909623	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909625	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
908134	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake

Tenure ID	Anniversary Date	Cells	Work Required	Registered Holder	Tenure Percentage	Mining Division
908137	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
908151	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
908152	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
908153	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
908162	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909655	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909661	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909663	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909667	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909559	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909573	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909578	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909580	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909610	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909627	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909631	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909641	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909643	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909644	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909645	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake

Tenure ID	Anniversary Date	Cells	Work Required	Registered Holder	Tenure Percentage	Mining Division
909649	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
908128	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
908148	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
908163	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
908165	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909564	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909581	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909586	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909587	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909588	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909603	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909613	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909617	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909626	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909628	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909638	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909640	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909642	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909648	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
908145	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake

Tenure ID	Anniversary Date	Cells	Work Required	Registered Holder	Tenure Percentage	Mining Division
908154	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
908159	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
908166	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909659	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909558	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909562	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909567	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909568	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909579	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909589	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909594	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909596	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909607	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909620	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909624	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909650	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909651	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
908133	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
908136	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
908147	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake

Tenure ID	Anniversary Date	Cells	Work Required	Registered Holder	Tenure Percentage	Mining Division
908150	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
908158	03-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909654	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake
909660	21-Oct-2026	1	400	Jordan Quinn	100	Larder Lake